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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 25, 2000



                                 NEW FOCUS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                       0-29811                     33-0404910
 (State or other jurisdiction     (Commission File Number)           (IRS Employer
      of incorporation)                                           Identification No.)
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            2630 Walsh Avenue, Santa Clara, California 95051 (Address
               of principal executive offices, including zip code)


                                 (408) 980-8088
              (Registrant's telephone number, including area code)



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This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange
Commission on October 26, 2000 by including the Agreement and Plan of Merger attached hereto as Exhibit 2.1, which provides a full description of the transaction described below.

ITEM 5: OTHER EVENTS


The Company issued the following press release on October 25, 2000:

NEW FOCUS AND JCA TECHNOLOGY SIGN DEFINITIVE MERGER AGREEMENT

FOR IMMEDIATE RELEASE:

SANTA CLARA, California (October 25, 2000): New Focus, Inc. (Nasdaq: NUFO), a leading supplier of innovative fiber optic products for next-generation optical networks under the Smart Optics for Networks(TM) brand, today announced that it has signed a definitive agreement with JCA Technology, Inc. under which New
Focus will acquire JCA in a transaction valued at $600 million. The merger consideration is composed of $575 million of New Focus common stock and $25 million in cash. The merger will be accounted for as a purchase transaction and will result in significant goodwill based on the underlying book value of JCA's assets.

JCA, a privately-held company located in Camarillo, California, has supplied the fiber optics industry with data drivers, clock amplifiers, power amplifiers, and custom components for OC-48 (2.5 gigabits per second) and OC-192 (10 gigabits per second) applications since 1999. JCA's products, based on its microwave and radio frequency know-how and intellectual property, fit synergistically with New
Focus' high-speed opto-electronics intellectual property and product roadmap.
New Focus possesses high-speed chip design capabilities in both gallium arsenide and indium phosphide and expertise in the design and manufacture of high-speed opto-electronic components. While the customer sets of New Focus and JCA overlap, each company also has some unique customers, thus creating an expanded customer base for the combined company.

Based on unaudited results, JCA operated profitably during the first nine months of 2000 on revenues of approximately $13.9 million. In a separate press release today, New Focus reported its three-month and nine-month financial results for fiscal 2000.

"The New Focus team is thrilled and excited about the potential synergies in the combination of New Focus and JCA. From a technology standpoint New Focus brings expertise in optics and high-speed opto-electronics, while JCA brings expertise in microwave electronics and packaging to the combined company. Through this combination we add strength to our capabilities in the design and manufacture of active components. From a financial perspective, we expect that the future revenue growth at JCA will be strong due to the customer demand for JCA's current and new product



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offerings. Furthermore, the gross and operating margin percentages at JCA are already higher than New Focus' actual third quarter margins and targeted margins for next year. As a result, we expect that this transaction will be immediately accretive in the first full quarter of combined operations to our revenue and margin lines, measured on a pro forma per share basis excluding acquisition-related charges such as goodwill and compensation expenses," said
Ken Westrick, president and chief executive officer of New Focus.

"Through the combination of New Focus and JCA we have a unique opportunity to apply the complementary skill sets of our two companies to develop innovative opto-electronic components for the fiber optics industry. JCA has already generated considerable customer demand for its latest product designs that address OC-192 applications. We need to finalize these product qualifications and scale our manufacturing operations and corporate infrastructure to take advantage of these business opportunities. The resources available through New
Focus will help us realize these opportunities more rapidly. In addition to the complementary nature of our technologies, the management team at JCA believes that the corporate cultures of New Focus and JCA will blend together very well," said James Chao, president and chief executive officer of JCA.

The number of New Focus common shares issued in the transaction will be determined by the average price of New Focus' common stock for a ten-day trading period prior to the closing of the transaction. The number of shares is also subject to a collar that restricts the number of shares to no fewer than 5,016,778 shares and no more than 10,033,556 shares. Completion of the transaction is subject to customary closing conditions and regulatory approvals.
The transaction is expected to close in the fourth quarter of 2000. Following completion of the transaction, JCA will operate as a wholly owned subsidiary of New Focus and JCA shareholders will own between approximately 7.3% and 13.6% of the combined company.

Credit Suisse First Boston acted as financial advisor to New Focus in this transaction and CIBC World Markets acted as financial advisor to JCA.

FORWARD-LOOKING STATEMENTS:

This press release contains predictions, estimates and other forward-looking statements which include, but are not limited to, statements regarding the likelihood and timing of the closing, the possible expansion of the combined company's customer base, the future financial performance of JCA, the synergistic effects of the proposed combination in terms of product development, corporate culture and capacity expansion, and the accretive nature of the transaction on New Focus' future financial results. These statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested above. In particular, risks and uncertainties associated with the near term financial performance of JCA include the ability to adapt and qualify product designs that fit specific customer requirements and the ability to scale the manufacturing operations and corporate infrastructure to accommodate the higher projected revenue levels. To realize the synergistic effects related to next-generation products, New Focus and JCA must integrate the efforts of various design and



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development teams at different sites and there is no assurance that such integration will be completed successfully. Risk factors that may affect New
Focus' financial performance are listed in the company's S-1 registration statement for its follow-on public offering on file with the SEC. New Focus and JCA undertake no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT JCA TECHNOLOGY:

JCA Technology, a privately-held company, designs, manufactures and markets a full line of fiber optic products for OC-48 and OC-192 modulators, including high-speed clock amplifiers and broadband data driver amplifiers. Founded in 1985, the company developed a leadership position in state-of-the-art, thin-film hybrid microwave amplifiers, switches, and subassemblies for the defense, wireless and satellite communications markets. Leveraging its technology and manufacturing capabilities, the company entered the fiber optic market in 1999.
The company employs approximately 185 people at its 42,000 square foot headquarters and manufacturing facility in Camarillo, California.

ABOUT NEW FOCUS:

New Focus designs, manufactures and markets innovative fiber optic products for next-generation optical networks. The company's Smart Optics for Networks(TM) products enhance the performance of next-generation optical networks by enabling higher channel counts, faster data rates, longer reach lengths, new service capabilities, and lower costs of ownership. Founded in 1990, the company remains a leader in the creation of advanced optical products for the commercial and research marketplaces. With over 1,100 worldwide employees, the company is headquartered in Santa Clara, California and has operations in San Jose, California, Madison, Wisconsin, and Shenzhen, People's Republic of China.

For more information about New Focus visit the company's Internet home page at http://www.newfocus.com, call our Investors Relations Department at 408-919-2700, or e-mail us at investor@newfocus.com.

        COMPANY CONTACT:

        William L. Potts, Jr., Chief Financial Officer              408-919-5384



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ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

       EXHIBIT NUMBER                                 DESCRIPTION
             2.1               Agreement and Plan of Merger among New Focus, Inc., JCA
                               Acquisition Corporation, JCA Technology, Inc., James Chao
                               and each of the shareholders of JCA Technology, Inc.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2000                   NEW FOCUS, INC.

                                            By:  /s/  William L. Potts, Jr.
                                               ---------------------------------
                                               William L. Potts, Jr.
                                               Senior Vice President and
                                               Chief Financial Officer



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                                 EXHIBIT INDEX

       EXHIBIT NUMBER                                 DESCRIPTION
             2.1               Agreement and Plan of Merger among New Focus, Inc., JCA
                               Acquisition Corporation, JCA Technology, Inc., James Chao
                               and each of the shareholders of JCA Technology, Inc.